Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3156167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Two Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
(978) 648-6000
(Address, including zip code, and telephone number, including area code, of principal executive offices)
David A. Frank
Chief Financial Officer
AquaBounty Technologies, Inc.
Two Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
(978) 648-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Christopher H. Martin, Esq.
General Counsel
AquaBounty Technologies, Inc.
Two Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
(978) 648-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Unit or Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	—	—	—	—
Preferred Stock, $0.01 par value per share	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Total Offering(3)	$100,000,000	—	$100,000,000	$12,450 (4)
Common Stock, $0.001 par value per share, issuable upon exercise of outstanding warrants(5)	4,246,153	—	—	—
Total Registration Fee			$100,000,000	$12,450

(1
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the primary offering, the securities registered hereunder include such indeterminate number of shares of common stock and preferred stock and number of warrants and units as may be issued upon conversion or exchange of any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities (“Shelf Securities”).

(2)
The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering.

(5)
In accordance with Rule 429 under the Securities Act, the prospectus contained herein also relates to and will be used in connection with the issuance of up to 4,246,153 shares of common stock issuable upon the exercise of certain of the registrant’s outstanding warrants (the “Warrant Shares”) previously issued and sold under the Prior Registration Statement on Form S-1 (File No. 333-221435), filed with the Securities and Exchange Commission on November 8, 2017, and declared effective on January 12, 2018 (the “Prior Registration Statement”), at an exercise price per share of $3.25, as more fully described herein. If such warrants are exercised and such shares of common stock are issued and sold before the effective date of this registration statement, such shares of common stock will not be included in the prospectus contained herein. All applicable filing fees relating to the shares of common stock underlying the registrant’s outstanding warrants were paid at the timing of filing the Prior Registration Statement.

Pursuant to Rule 429 under the Securities Act, the registrant is filing a single prospectus in this Registration Statement in order to satisfy the requirements of the Securities Act and the rules and regulations thereunder for this offering and the offering of the Warrant Shares registered on the Prior Registration Statement. The prospectus in this registration statement is a new registration statement with respect to the offer and sale of the Shelf Securities and the Warrant Shares.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PART I
The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, and it is not seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION,
DATED APRIL 6, 2018
PROSPECTUS
$100,000,000
Common Stock
Preferred Stock
Warrants
And
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.
This prospectus also may be used in connection with the issuance of up to 4,246,153 shares of our common stock (the “Warrant Shares”) upon exercise of certain of our outstanding warrants (the “Outstanding Warrants”). The Outstanding Warrants and Warrant Shares were registered under our Registration Statement on Form S-1 (File No. 333-221435), filed with the Securities and Exchange Commission on November 8, 2017, and declared effective on January 12, 2018 (the “Prior Registration Statement”), as more fully described herein under the heading “Description of Capital Stock—Outstanding Warrants.”
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation, and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”
Our common stock is listed on the Nasdaq Capital Market under the symbol “AQB.” On March 29, 2018, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.95 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012 and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 6, 2018.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $100,000,000. This prospectus also relates to the issuance of up to 4,246,153 Warrant Shares upon exercise of certain of the Outstanding Warrants. The Outstanding Warrants and the Warrant Shares were registered under the Prior Registration Statement.
This prospectus provides you with a general description of the Warrant Shares and securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus, any prospectus supplement, or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus, any prospectus supplement, or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations, and prospects may have changed since that date.
Unless otherwise specified or the context requires otherwise:
The terms “we,” “us,” “our,” and the “Company” mean AquaBounty Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the anticipated benefits and characteristics of our AquAdvantage Salmon product;

•	The implementation and likelihood of achieving the business plan, future revenue, and operating results;

•	developments concerning our research projects;

•	our expectations regarding our ability to successfully enter new markets or develop additional products;

•	our competitive position and developments and projections relating to our competitors and our industry;

•	expectations regarding anticipated operating results;

•	our cash position and ability to raise additional capital to finance our activities;

•	our ability to protect our intellectual property and other proprietary rights and technologies;

•	the impact of and our ability to adapt to changes in laws or regulations and policies;

•	the ability to secure any necessary regulatory approvals to commercialize any products;

•	the rate and degree of market acceptance of any products developed through the application of genetic engineering, including genetically modified fish;

•	our ability to retain and recruit key personnel;

•	the success of any of our future acquisitions or investments;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our expectations related to the use of proceeds from this offering; and

•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus, any prospectus supplement or the information incorporated by reference herein or therein.
You should not rely upon forward-looking statements included or incorporated by reference in this prospectus or any prospectus supplement as predictions of future events. We have based the forward-looking statements contained in this prospectus and any prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus, any prospectus supplement any the information incorporated by reference herein or therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.
Our Company
AquaBounty Technologies, Inc. is a biotechnology company focused on enhancing productivity in the fast-growing aquaculture market. We use genetic modification and other molecular biologic techniques to improve the quality and yield of fish stocks and help the aquaculture industry meet growing consumer demand. Since 2008, we have been focused on the regulatory approval of our first product, AquAdvantage® Salmon, which features accelerated growth during its early development stages and improved feed conversion rates. These qualities reduce both farming time from the 28 to 36 months for conventional Atlantic salmon to 18 to 20 months and the amount of feed required to produce a harvest. In November 2015, we received approval from the U.S. Food and Drug Administration for the production, sale, and consumption of AquAdvantage Salmon in the United States, and, in May 2016, we received approval from Health Canada, the department of the government of Canada with responsibility for national public health, for the production, sale, and consumption of AquAdvantage Salmon as a novel food and feed in Canada. Although genetically modified crops have been accepted by consumers in the United States and South America for some time, AquAdvantage Salmon is the first genetically modified animal to be approved for human consumption. We intend to deploy AquAdvantage Salmon in land-based, contained, freshwater aquaculture systems, which would allow inland fish farms to be established close to major demand centers in a profitable and environmentally sustainable manner. Environmental benefits would include a lower carbon footprint due to local production, reduced impact on the environment compared to conventional sea-cage production, reduced exposure of the fish to the environmental toxins found in marine environments, and minimized reliance on chemotherapeutics due to reduced exposure to disease and parasites. The technology underlying AquAdvantage Salmon offers the potential to reintroduce salmon aquaculture in the United States, which imported more than $3.1 billion of Atlantic salmon in 2017 according to the U.S. Department of Commerce.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year 2023, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the date on which we are deemed to be a large accelerated filer (this means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year), or (4) the date on which we have issued more than $1.07 billion in non-convertible debt securities during the prior three-year period.
Corporate Information
AquaBounty Technologies, Inc. (the “Parent”) was incorporated in Delaware in December 1991 as A/F Protein, Inc. for the purpose of conducting research and development of the commercial viability of a group of proteins commonly known as antifreeze proteins (AFPs). The Parent changed its name to Aqua Bounty Farms, Inc. in March 2000 and to AquaBounty Technologies, Inc. in June 2004. AQUA Bounty Canada Inc. (the “Canadian Subsidiary”), a wholly owned subsidiary of the Parent, was incorporated in January 1994 in Canada for the purpose of establishing a biotechnology laboratory to conduct research and development programs related to the Parent’s technologies and to commercialize the Parent’s products. AquaBounty Panama, S. de R.L. was incorporated in May 2008 in Panama for the purpose of conducting commercial trials of the Parent’s products and is jointly owned by the Parent and the Canadian Subsidiary. AquaBounty Farms, Inc. (the “US Subsidiary”), a wholly owned subsidiary of the Parent, was incorporated in December 2014 in the State of Delaware for the purpose of conducting field trials and commercializing the Parent’s products in the United States. AquaBounty Brasil Participacoes Ltda. was incorporated in May 2015 in Brazil for the purpose of conducting field trials and commercializing the Parent’s products and is jointly owned by the Parent and the US Subsidiary. AquaBounty Farms Indiana LLC, a wholly owned subsidiary of the US Subsidiary, was formed in June 2017 in the State of Delaware for the purpose of operating its aquaculture facility in Albany, Indiana. The Parent consolidates the financial results of its direct and indirect subsidiaries.
Based on a Schedule 13D/A filed on January 19, 2018, by Randal J. Kirk, Intrexon Corporation (“Intrexon”), and Third Security, LLC (“Third Security”), Intrexon currently owns 6,700,738 shares of our common stock and has the right to acquire 1,538,461 additional shares upon exercise of warrants purchased by Intrexon on January 17, 2018, which are immediately exercisable. Intrexon therefore currently holds approximately 53% of our outstanding common stock and would own approximately 58% of our common stock upon exercise of those warrants. In addition, entities controlled by Randal J. Kirk, including Third Security and its affiliates other than Intrexon currently hold 837,554 shares of our common stock, or approximately 6% of our shares following exercise of the Intrexon warrants. Based on these holdings, Randal J. Kirk, Intrexon’s Chairman, Chief Executive Officer, and controlling shareholder, and Third Security’s Chief Executive Officer and Senior Managing Director, has reported control over approximately 64% of our outstanding stock following exercise of the Intrexon warrants.

For more information regarding Intrexon’s relationship with the Company, see each of the following, which are incorporated by reference herein: both “—Research and Development” in Item I and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017; the “Risk Factors” in that Form 10-K; our audited consolidated financial statements and related notes in that Form 10-K; and “Related Party Transactions, Policies, and Procedures” in our proxy statement for our 2018 annual meeting of stockholders.
For more information on the ownership of our common stock and warrants, see Note 9 in the Notes to Consolidated Financial Statements contained in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein, and related information in any prospectus supplement.
Our principal executive offices are located at Two Mill & Main Place, Suite 395, Maynard, Massachusetts 01754, telephone (978) 648-6000. Our website address is www.aquabounty.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.
The Securities We May Offer
We may offer up to $100,000,000 of common stock, preferred stock, warrants, and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices, and terms of these securities.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Third Amended and Restated Certificate of Incorporation, as amended (our “Charter”). Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.
Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions; rights in the event of our liquidation, dissolution, or winding up; voting rights; and rights to convert into common stock. We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding.
Warrants
We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.
Units
We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.
Warrant Shares
This prospectus also relates to the issuance of the Warrant Shares upon exercise of certain of the Outstanding Warrants. The Outstanding Warrants and Warrant Shares were previously registered under the Prior Registration Statement. The material terms of the Outstanding Warrants are summarized herein, which summaries are qualified in their entirety by reference to the forms of warrants and warrant agreements incorporated by reference as exhibits to the registration statement of which this prospectus is a part. To the extent that the terms of the offering and issuance of the Warrant Shares materially differs from those terms disclosed in this prospectus, we may provide you with a prospectus supplement that will contain specific information about the terms of such offering.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under “Part I – Item 1A – Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and “Part II – Item 1A – Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as they may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS
The following table sets forth our ratio of earnings to fixed charges and preference security dividends for the periods shown. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus. See Exhibit 12.1 hereto for additional details regarding the computation of the ratio of earnings to fixed charges and preference security dividends. Our net losses were insufficient to cover fixed charges in each of the periods presented. Because of these deficiencies, the ratio information is not applicable for such periods.

$ in millions	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges and preference security dividends	—	—	—	—	—
Deficiency of earnings available to cover fixed charges and preferred stock dividends	$(9.2)	$(8.1)	$(7.0)	$(7.1)	$(4.7)
For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of net loss plus fixed charges. Combined fixed charges and preferred stock dividends consist of interest expense, an estimate of interest within rent expense, and preferred stock dividends.
As of the date of this prospectus, we have not previously paid dividends on any shares of preferred stock, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities by us offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, and other corporate expenses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.
PLAN OF DISTRIBUTION
This prospectus relates to the possible offer and sale by us, from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, of any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.
We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. We may use any one or more of the following methods when selling shares:

•	on the Nasdaq Capital Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through loans or pledges of our common stock to a broker-dealer who may sell shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The securities may be distributed at a fixed price or prices, which may be changed; market prices prevailing at the time of sale; prices related to the prevailing market prices; or negotiated prices. The prospectus supplement will include, to the extent required, the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
We may issue to the holders of our common stock on a pro rata basis, for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering; the terms, procedures, and limitations relating to the exchange and exercise of the subscription rights; and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights. Pursuant to a requirement by the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the maximum gross proceeds of the securities that may be sold under this prospectus.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending, or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities, and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed-delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization, and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging
We or the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired, and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated, or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid, or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. We adopted our Charter in connection with the registration of our common stock on the Nasdaq stock market, and this description summarizes the provisions included in such document, as well as those contained in our Amended and Restated Bylaws (our “Bylaws”). Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Charter and Bylaws, which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 40,000,000 shares of undesignated preferred stock, $0.01 par value per share. At our annual meeting of stockholders to be held on May 1, 2018, we will be seeking stockholder approval of an amendment to our Charter to implement a reduction in the number of shares of authorized common stock from 200,000,000 shares to 50,000,000 and in the number of shares of undesignated preferred stock from 40,000,000 to 5,000,000.
As of March 31, 2018, there were 12,675,533 shares of our common stock outstanding, held by 344 stockholders of record, and no shares of our preferred stock outstanding. Included in the outstanding shares of our common stock are 12,844 shares of restricted stock that are subject to vesting requirements. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq Capital Market, to issue additional shares of our capital stock.
Common Stock
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Charter does not provide for cumulative voting for the election of directors or for a classified board of directors.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Fully Paid and Non-Assessable
All of the outstanding shares of our common stock are, and the shares of our common stock to be issued by us pursuant to this offering will be, fully paid and non-assessable.
Preferred Stock
Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series; to establish from time to time the number of shares to be included in each series; and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.
We will fix the rights, preferences, and privileges of the preferred stock of each such series, as well as any qualifications, limitations, or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period, payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale, or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

•	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.
The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our Charter if the amendment would change the par value; the number of authorized shares of the class; or the powers, preferences, or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Outstanding Warrants
As of March 31, 2018, we had warrants outstanding and exercisable for 4,169,172 shares of our common stock (defined above as the “Outstanding Warrants”). Below is a summary of the Outstanding Warrants.
The material terms and provisions of the Outstanding Warrants issued pursuant to the Prior Registration Statement are summarized below. The following description is subject to, and qualified in its entirety by, the form of Common Stock Purchase Warrant, which was filed as an exhibit to our registration statement on Form S-1 that was filed on January 9, 2018. You should review a copy of the form of Common Stock Purchase Warrant for a complete description of the terms and conditions applicable to the Outstanding Warrants. The offering and sale of the Outstanding Warrants, and the shares of common stock underlying the Outstanding Warrants, were registered under the Prior Registration Statement.
Term
The Outstanding Warrants are exercisable upon issuance and for five years from the date of issuance but not thereafter.

Exercise Price
The exercise price of the Outstanding Warrants is $3.25 per share. The exercise price and number of shares of our common stock issuable upon the exercise of the Outstanding Warrants are subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization, or similar transaction. The exercise price can also be lowered by us for any period of time, with the prior written consent of the holders of a majority in interest of the Outstanding Warrants then outstanding, unless prohibited by the listing rules of the exchange on which our common stock is listed.
Exercisability
The Outstanding Warrants are immediately exercisable upon issuance and are exercisable at any time during the term of the Outstanding Warrants. The Outstanding Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise.
No Fractional Shares
No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any of the Outstanding Warrants. As to any fraction of a share that the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Outstanding Warrants or round up to the next whole share.
Transferability
Subject to applicable laws, any Outstanding Warrant may be transferred at the option of the holder thereof upon surrender of that Outstanding Warrant to us, together with the appropriate instruments of transfer, provided that we may require an opinion of counsel in connection with certain transfers.
Authorized Shares
During the period the Outstanding Warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of shares of common stock underlying the Outstanding Warrants upon the exercise of the Outstanding Warrants.
Fundamental Transactions
In the event of any fundamental transaction, as described in the Outstanding Warrants, which include, generally, any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then, upon any subsequent exercise of a Outstanding Warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Outstanding Warrant is exercisable immediately prior to such event. Any successor to us or surviving entity is obligated to assume the obligations under the Outstanding Warrants. In the event of certain fundamental transactions, the Company shall, at each Outstanding Warrant holder’s option, purchase such holder’s Outstanding Warrant by paying an amount in cash equal to the Black Scholes value of the remaining unexercised portion of such Outstanding Warrant.
Right as a Stockholder
Except as otherwise provided in the Outstanding Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Outstanding Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Outstanding Warrants.
Waiver and Amendments
The terms of any Outstanding Warrant, other than a lowering of the exercise price as described above, may be amended or waived with our written consent and the written consent of the holder of such Outstanding Warrant.
Beneficial Ownership Limitation
Subject to limited exceptions, a holder of an Outstanding Warrant will not have the right to exercise any portion thereof if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation; and, provided further, that in no event shall the Beneficial Ownership Limitation exceed 9.99% and in no event shall any increase in the Beneficial Ownership Limitation be effective until 61 days following notice of such increase from the holder to us.

Registration Rights
There are no rights with regard to registration under the Securities Act of 1933 of our common stock or preferred stock.
Anti-Takeover Provisions
The provisions of Delaware law, our Charter, and our Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section  203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.
Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our Charter and our Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

•
Board of Directors Vacancies. Our Charter and Bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

•
Stockholder Action; Special Meeting of Stockholders. Our Charter provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws. Our Bylaws further provide that special meetings of our stockholders may be called only by the Chairman of our board of directors or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•
No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

•
Removal of Directors. Our Charter provides that stockholders may remove directors for cause only by affirmative vote of a majority of the voting power of the outstanding voting stock and without cause only by affirmative vote of two-thirds of the voting power of our then-outstanding voting stock.

•
Amendment of Charter or Bylaw Provisions. Any amendment of the above provisions in our Charter or Bylaws would require approval by holders of at least two-thirds of the voting power of our then-outstanding voting stock.

•
Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 40,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors; our stockholders may approve a proposal to reduce this number of authorized shares to 5,000,000 at our 2018 annual meeting of stockholders to be held on May 1, 2018. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “AQB.”

DESCRIPTION OF THE WARRANTS
General
We may issue warrants for the purchase of our preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
Equity Warrants
The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the warrants.
Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

DESCRIPTION OF THE UNITS
We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.
The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

LEGAL MATTERS
Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the securities being offered by this prospectus.
EXPERTS
The financial statements of the Company, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information contained in this prospectus updates and supersedes the information incorporated by reference herein to the extent there are any inconsistencies.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2018; and

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2018, and March 8, 2018.
We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to:
AquaBounty Technologies, Inc.
Two Mill & Main Place, Suite 395
Maynard, Massachusetts 01754
Attention: Corporate Secretary
These documents are also available on the Investor Relations section of our website, which is located at www.aquabounty.com, or as described under “Where You Can Find More Information,” below. The reference to our website address does not constitute incorporation by reference of the information contained on our website. Further, the public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding our filings at http://www.sec.gov.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to above under “Incorporation by Reference” are also available on our Internet website, www.aquabounty.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

$100,000,000
Common Stock
Preferred Stock
Warrants
And
Units

PROSPECTUS

April 6, 2018

PART II – Information Not Required in the Prospectus
Item  14.  Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

Securities and Exchange Commission registration fee		$12,450
Accounting fees and expenses			*
Legal fees and expenses			*
Printing and miscellaneous expenses			*
Transfer agent fees and expenses			*
Total	$		*

*	To be provided by amendment or as an exhibit to a filing with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended.
Item  15.  Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.
Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
The limitation of liability and indemnification provisions that are included in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Any underwriting agreement filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.
See also the undertakings set out in response to Item 17 herein.
Item  16.  Exhibits
The following exhibits are filed herewith and as part of this registration statement.
Exhibit Index

Exhibit Number	Exhibit Title
1.1*	Form of Underwriting Agreement
3.1(1)	Third Amended and Restated Certificate of Incorporation of the registrant (Exhibit 3.1)
3.2(2)	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of the registrant (Exhibit 3.1)
3.3(1)	Amended and Restated Bylaws of the registrant (Exhibit 3.2)
4.1(1)	Form of Common Stock Certificate of the registrant (Exhibit 4.1)
4.2*	Form of warrant with respect to each warrant issued hereunder
4.3*	Certificate of designation, preferences, and rights with respect to any preferred stock issued hereunder
4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 filed on January 9, 2018)
5.1	Opinion of Goodwin Procter LLP
12.1	Statement of Computation of Earnings to Fixed Charges and Preference Security Dividends
23.1	Consent of Wolf & Company, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in page II-5 to this registration statement on Form S-3)

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(1)
Incorporated by reference to the exhibits to the registrant’s Registration Statement on Form 10, as amended, filed on November 7, 2016 (No. 001-36426). The number given in parentheses indicates the corresponding exhibit number in such Form 10.

(2)
Incorporated by reference to the exhibits to the registrant’s Current Report on Form 8-K filed January 6, 2017. The number given in parentheses indicates the corresponding exhibit number in such Form 8-K.

Item  17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard, Commonwealth of Massachusetts, on the 6th day of April, 2018.

AQUABOUNTY TECHNOLOGIES, INC.
By:	/s/ Ronald L. Stotish
Ronald L. Stotish
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald L. Stotish and David A. Frank, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of AquaBounty Technologies, Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald L. Stotish	President, Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2018
Ronald L. Stotish
/s/ David A. Frank	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 6, 2018
David A. Frank
/s/ Richard J. Clothier	Chairman of the Board, Director	April 6, 2018
Richard J. Clothier
/s/ Jack A. Bobo	Director	April 6, 2018
Jack A. Bobo
/s/ Richard L. Huber	Director	April 6, 2018
Richard L. Huber
/s/ Christine St.Clare	Director	April 6, 2018
Christine St.Clare
/s/ Rick Sterling	Director	April 6, 2018
Rick Sterling
/s/ James C. Turk	Director	April 6, 2018
James C. Turk